( BW)(KY-POMEROY-IT-SOL/CDF)(PMRY) Pomeroy IT Solutions Announces a $165 Million Credit Facility

     Business Editors/High-Tech Writers

     HEBRON, Ky.--(BUSINESS WIRE)--June 28, 2004--Pomeroy IT Solutions, Inc. (Nasdaq:PMRY), announced today that the Company has closed on a $165 million syndicated credit facility. The facility is led by GE Commercial Distribution Finance (CDF) with a syndicate of six co-lenders. Fifth Third Bank will act as co-agent on the loan. Other participating banks include National City Bank; PNC Bank, N.A.; UPS Capital Corporation; Bank of America, N.A.; and AMSouth Bank. This new agreement replaces an expiring credit facility. "In conjunction with our strong balance sheet, we believe this new credit facility provides us with financial resources sufficient to support significant business growth and future acquisition opportunities," said Michael Rohrkemper, Pomeroy CFO. "We appreciate the opportunity to provide Pomeroy with the capital resources they needed to grow their business and to consider new acquisitions," said Tom
Grathwohl, President, Technology Group, CDF. "Pomeroy has been a valued CDF customer for more than 20 years, and this facility allows us to expand our relationship."

     About Pomeroy IT Solutions

     Pomeroy IT Solutions offers customers customized solutions aimed at reducing their overall IT costs. Generally, the Company provides lifecycle services, infrastructure solutions and enterprise consulting services for clientele across a broad spectrum of industries, governments and educational organizations. The Company employs approximately 1,400 individuals, more than half of whom are technical personnel, and maintains 26 regional facilities in Alabama, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Missouri, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee and West Virginia. For the year ended January 5, 2004, the Company reported revenues of $598 million.

     About CDF

     GE Commercial Distribution Finance, a unit of GE Vendor Financial Services, has been a leading provider of specialized financing products and services for more than five decades. Programs and services include inventory financing, accounts receivable financing, asset-based lending, private label financing, inventory consignment, collateral management, e-commerce services and related financial products. CDF has operations worldwide. Additional information about CDF can be found online at www.gecdf.com.

     Certain of the statements in the preceding paragraphs regarding projected revenues constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and as such they involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected. Factors which could cause actual results to differ materially from current expectations include, but are not limited to, estimated needs of the customers as conveyed to Pomeroy, the terms of applicable agreements and assumptions regarding the Company's performance thereunder, the nature and volume of products and services anticipated to be delivered, existing market and


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competitive  conditions  including  the  overall  demand  for  IT  products  and services, the terms of applicable customer and vendor agreements and certification programs and the assumptions regarding the ability to perform thereunder, the ability to manage risks associated with customer projects, the ability to identify suitable acquisition candidates and successfully integrate acquired companies, changes in technology, law and regulatory policy, the ability to attract and retain technical and other highly skilled personnel and the Company's ability to obtain sufficient volumes of products and provide services.


     CONTACT:  Pomeroy  IT  Solutions,  Inc.
          Michael  E.  Rohrkemper,  859-586-0600  ext.  1416
          investor@pomeroy.com
          www.pomeroy.com

KEYWORD: WEST VIRGINIA TENNESSEE SOUTH CAROLINA PENNSYLVANIA OHIO
NORTH CAROLINA MISSOURI KENTUCKY IOWA INDIANA ILLINOIS GEORGIA FLORIDA ALABAMA

     INDUSTRY KEYWORD: BANKING HARDWARE MARKETING AGREEMENTS
     SOURCE: Pomeroy IT Solutions, Inc.


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